Exhibit 10.2.b

409A DECLARATION OF AMENDMENT TO

BB&T CORPORATION

1995 OMNIBUS STOCK INCENTIVE PLAN

THIS 409A DECLARATION OF AMENDMENT to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated (the “Plan”) is executed on the 16th day of December, 2008, by BB&T Corporation (the “Corporation” or “BB&T”).

RECITALS:

WHEREAS, on and after January 1, 2005 through December 31, 2008, the Plan has been operated, to the extent applicable, in good faith compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder by the United States Department of Treasury and the Internal Revenue Service; and

WHEREAS, the Corporation desires to amend the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder (“Section 409A”);

NOW, THEREFORE, IT IS DECLARED, that, by action of the Board of Directors of BB&T Corporation on the 16th day of December, 2008, the Plan is amended as follows:

1. Section 4.02 is amended, effective January 1, 2005, by the addition of the following sentence after the third sentence thereof:

“A Corresponding SAR shall be granted concurrently with the grant of a related Option.”

2. The first sentence of Article VI is amended, effective January 1, 2005, by the deletion of the phrase “eighty-five percent (85%)” and the insertion of the phrase “one hundred percent (100%)” in place thereof; and the following new sentence is added at the end of Article VI:

“The Initial Value of a SAR shall never be less than one hundred percent (100%) of the Fair Market Value per share of BB&T Common Stock on the date the SAR is granted.”

3. Section 8.01 is amended, effective January 1, 2005, by the deletion of the proviso, and the insertion in place thereof the following:

“provided, however, that a Corresponding SAR shall be exercisable only at the time and to the extent that the related Option is exercisable.”

4. The third sentence of Section 8.02 is amended, effective January 1, 2005, by the deletion of the parenthesis “(determined as of the day preceding the Date of Exercise).”

5. Section 8.03 is amended, effective January 1, 2005, by inserting after the words “settled in cash” the phrase “within 15 business days of exercise (provided that if such 15-day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the calendar year of payment)” and by inserting at the end of the first sentence after the words “Common Stock” the phrase “within 30 business days after the Date of Exercise.”

6. The following new Section 8.05 is added to Article VIII of the Plan, effective January 1, 2005:

“8.05 No Deferral. No Option or SAR shall have any feature that would allow for the deferral of compensation of income (within the meaning of Section 409A) other than the deferral of income until the exercise of the Option or SAR.”

7. Section 10.04 is amended, effective January 1, 2005, by the deletion of the phrase “as soon as practicable” and the insertion of the phrase “between January 1 and March 15” in place thereof.

8. Section 10.05 is amended, effective January 1, 2005, by the deletion of the phrase “single sum as soon as practicable” and the insertion of the phrase “single sum cash payment between January 1 and March 15” in place thereof.

9. The following new Section 10.07 is added to Article X of the Plan, effective January 1, 2005:

“10.07 No Acceleration or Delay. The Committee shall not have the discretionary authority to accelerate or delay any cash payment or issuance of shares underlying Performance Share awards that constitute a deferral of compensation within the meaning of Section 409A, except to the extent that such acceleration or delay is permitted under Section 409A.”

10. The following new Section 10.08 is added to Article X of the Plan, effective January 1, 2005:

“10.08 Specified Employees. Notwithstanding any provisions of this Article X or any other provision of the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A and the Company’s specified employee identification policy, if any (“Specified Employee”), to the extent that Performance Shares constitute “nonqualified deferred compensation” within the meaning of Section 409A and no exception applies and such Performance Shares are deemed to be paid upon a “separation from service” within the meaning of Section 409A (“Separation from Service”), such Performance Shares will not be paid and/or issued until the earliest of (i) the date of such Specified Employee’s death, (ii) the earliest date permitted under Section 409A, or (iii) the first business day of the seventh (7th) month following such Specified Employee’s Separation from Service, at which time Performance Shares otherwise due during the first six (6) months following such Specified Employee’s Separation from Service shall be paid and/or issued in a single sum on the first business day of such seventh month.”

11. The second sentence of Section 10(A).01 is amended, effective January 1, 2005, by the deletion of the word “and” before “(ii)” and the insertion of a comma in the place thereof and the addition of the following at the end of the sentence:

“and (iii) the number of Valuation Periods in the Performance Period, which number shall not be less than three.”

12. The first sentence of Section 10(A).02 is deleted, effective January 1, 2005, and the following is inserted in place thereof:

“A Performance Unit award will be earned based on the value of each Performance Unit at the end of the number of Valuation Periods set by the Committee in accordance with Section 10(A).01.”

13. The second sentence of Section 10(A).02 is amended, effective January 1, 2005, by the deletion of the clause “As soon as practicable after the expiration of the Valuation Period as the audited financial statements of the Corporation for the preceding calendar year are available to the Committee,” and the insertion of “Between January 1 and March 15 after the expiration of the Valuation Periods” in place thereof.

14. Section 10(A).03 is amended, effective January 1, 2005, by the deletion of the phrase “, in the Committee’s discretion,” in the third sentence, and the insertion of the phrase “, in accordance with Sections 10(A).04 and 10(A).05,” in place thereof.

15. Section 10(A).04 is amended, effective January 1, 2005, by the deletion of the phrase “as soon as practicable” in the first sentence and the insertion of the phrase “between January 1 and March 15” in place thereof.

16. Section 10(A).05 is amended, effective January 1, 2005, by the deletion of the phrase “single sum as soon as practicable” and the insertion of the phrase “single sum cash payment between January 1 and March 15” in place thereof.

17. The following new Section 10(A).07 is added to Article X(A) of the Plan, effective January 1, 2005:

“10(A).07 No Acceleration or Delay. The Committee shall not have the discretionary authority to accelerate or delay any cash payment or issuance of shares underlying Performance Unit awards that constitute a deferral of compensation within the meaning of Section 409A, except to the extent that such acceleration or delay is permitted under Section 409A.”

18. The following new Section 10(A).08 is added to Article X(A) of the Plan, effective January 1, 2005:

“10(A).08 Specified Employees. Notwithstanding any provisions of this Article X(A) or any other provision of the Plan to the contrary, if the Participant is a Specified Employee, to the extent that Performance Unit awards constitute “nonqualified deferred compensation” within the meaning of Section 409A and no exception applies and such Performance Unit awards are deemed to be paid upon a Separation from Service, such Performance Unit awards will not be paid and/or issued until the earliest of (i) the date of such Specified Employee’s death, (ii) the earliest date permitted under Section 409A, or (iii) the first business day of the seventh (7th) month following such Specified Employee’s Separation from Service, at which time Performance Unit awards otherwise due during the first six (6) months following such Specified Employee’s Separation from Service shall be paid and/or issued in a single sum on the first business day of such seventh month.”

19. The last sentence of the last paragraph of Article XI is amended, effective January 1, 2005, by the deletion of the phrase “as the Committee, in its discretion, determines is appropriate” and the insertion of the phrase “in compliance with Section 409A (including, except in the case of incentive stock options, adjustment in the manner described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D))” in place thereof.

20. The first sentence of Article XII is amended, effective January 1, 2005, by inserting in the parenthetical before the word “withholding” the words “reporting and.”

21. Section 13.04 is amended, effective January 1, 2005, by inserting words “or Section 409A” after the parenthetical “(relating to stock options).”

22. The following new Article XVII is added the Plan, effective January 1, 2005:

“Article XVII

SECTION 409A

To the extent applicable, BB&T intends that the Plan comply with Section 409A, and the Plan shall be construed in a manner to comply with Section 409A. Should any provision of the Plan or an Agreement be found not in compliance with Section 409A, Participants shall be contractually bound to execute any and all amendments to awards necessary and required by legal counsel of BB&T to achieve compliance with Section 409A. Notwithstanding any other provision of the Plan, the tax treatment of awards under the

Plan shall not be, and is not, warranted or guaranteed. Neither BB&T, the Board, the Committee, any Subsidiary, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, his beneficiary, or other person as a result of the grant, modification, or amendment of an award or the adoption, modification, amendment, or administration of the Plan.”

IN WITNESS WHEREOF, this 409A Declaration of Amendment is executed on behalf of BB&T Corporation on the day and year first above written.

BB&T CORPORATION

By:	/s/ Robert E. Greene
Title:	Senior Executive Vice President

ATTEST:

/s/ Frances B. Jones
Title:
[Corporate Seal]